UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2021

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50390	65-108-6538
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13050 La Paloma Road, Los Altos Hills, CA 94022
(Address of Principal Executive Offices, and Zip Code)

650-204-7896
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02. Unregistered Sales of Equity Securities.

On May 26, 2021, Kyto Technology & Life Sciences, Inc. (the “Company”) issued to existing holders of the Company’s Class A Preferred Stock and Class B Preferred Stock 348,000 shares of the Company’s Class B1 Preferred Stock (the “Shares”) at a purchase price of $0.80 per share, resulting in aggregate proceeds to the Company of $435,000. The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Former Independent Registered Public Accounting Firm

On May 26, 2021, RBSM LLP (“RBSM”) informed the Company that RBSM declined to stand for reappointment as the Company’s independent auditor. The Audit Committee (the “Audit Committee”) of the Board of Directors of the Company has accepted RBSM’s resignation. Effective as of May 26, 2021, RBSM is no longer the Company’s independent auditor.

The reports of RBSM on the financial statements of the Company for the past two fiscal years ended March 31, 2020 and 2019 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During two most recent fiscal years ended March 31, 2020 and 2019, and through the date of this Form 8-K, there have been no (i) disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM, would have caused RBSM to make reference thereto in its report on the financial statements for such years; or (ii) “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided RBSM with a copy of the foregoing disclosures and has requested that RBSM furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of RBSM’s letter furnished pursuant to that request is filed as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

Following a review of the qualifications OUM & Co. LLP (“OUM”) to act as the Company’s independent auditor, the Audit Committee recommended the engagement of OUM as the Company’s independent auditor for the fiscal year ended March 31, 2021, including the review of the Company’s interim condensed financial statements for the quarters ending June 30, 2021, September 30, 2021, and December 31, 2021, and of the financial information for the quarter ending March 31, 2022. Upon the recommendation of the Audit Committee, effective May 26, 2021, the Board of Directors of the Company approved the engagement of OUM.

During the fiscal years ended March 31, 2020 and 2019, and through the date of this Form 8-K, neither the Company nor anyone on its behalf has consulted with OUM regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that OUM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(l)(iv) of Regulation S-K and the related instructions; or (iii) any “reportable event” within the meaning of Item 304(a)(l)(v) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2021, Kyto Technology and Life Science, Inc. (the “Company”) filed a Certificate of Correction to the Company’s Certificate of Designation of Class A2 Convertible Preferred Stock (the “Class A2 Correction Certificate”) with the Delaware Secretary of State.

The Class A2 Correction Certificate was filed to correct Section 5.2(a) of the Certificate of Designation of Class A2 Convertible Preferred Stock to read that upon the occurrence of the vote or consent of the holders of two-thirds of the voting power of the then outstanding Class A2 Preferred Stock to convert, then (A) all outstanding shares of Class A2 Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate, and (B) such shares may not be reissued by the Company.

A copy of the Class A2 Correction Certificate, as filed with the Delaware Secretary of State on May 28, 2021, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Class A2 Correction Certificate contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Correction of the Certificate of Designation of Class A2 Convertible Preferred Stock of Kyto Technology and Life Science, Inc., filed on May 28, 2021

16.1	Letter from RBSM LLP, to the Securities and Exchange Commission, dated June 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYTO TECHNOLOGY AND LIFE SCIENCE, INC.

Date: June 1, 2021	By:	/s/ Paul Russo
Paul Russo
Chief Executive Officer